Exhibit 10.37

DIRECTOR STOCKHOLDER’S AGREEMENT

(PURCHASED STOCK AND OPTIONS)

This Director Stockholder’s Agreement (this “Agreement”) is entered into as of December 15, 2005 (the “Effective Date”) between Affinia Group Holdings Inc., a Delaware corporation (the “Company”), and the undersigned person (the “Director Stockholder”) (the Company and the Director Stockholder being hereinafter collectively referred to as the “Parties”). All capitalized terms not immediately defined are hereinafter defined in Section 7(b) of this Agreement or in the Option Plan (as such term is defined below) or, if not defined therein, in the Stock Option Agreement (as such term is defined below).

WHEREAS, pursuant to the Stock and Asset Purchase Agreement, dated as of July 8, 2004 (as amended, modified or supplemented from time to time, the “Purchase Agreement”) between Affinia Group, Inc. (f/k/a AAG Opco Corp.), a Delaware corporation (“Affinia”) and a wholly owned subsidiary of the Company, and Dana Corporation, a Virginia corporation (“Dana”), Affinia purchased the automotive aftermarket business from Dana (the date of such purchase, the “Closing Date”);

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Cypress Merchant Banking Partners II L.P., a Delaware limited partnership, Cypress Merchant Banking II C.V., a limited partnership formed under the laws of The Netherlands, 55th Street Partners II L.P., a Delaware limited partnership, Cypress Side-By- Side L.L.C., a Delaware limited liability company and other investors have entered into a Stockholders Agreement, dated as of the Closing Date (the “Investor Stockholders Agreement”);

WHEREAS, the Director Stockholder has been selected by the Company to purchase shares of Common Stock and/or to receive options to purchase shares of Common Stock (together with any options to purchase shares of Common Stock granted to the Director Stockholder after the Effective Time, the “Options”) pursuant to the terms set forth below and the terms of the 2005 Stock Incentive Plan of the Company (the “Option Plan”) and the Nonqualified Stock Option Agreement dated as of the date hereof, entered into by and between the Company and the Director Stockholder (the “Stock Option Agreement”); and

WHEREAS, this Agreement is one of several other agreements (“Other Director Stockholders’ Agreements”) which have been or in the future will be entered into between the Company and other individuals who are or will be directors or key employees of the Company or one of its subsidiaries (collectively, the “Other Director Stockholders”).

NOW THEREFORE, to implement the foregoing and in consideration of the grant of Options and of the mutual agreements contained herein, the Parties agree as follows:

1. Issuance of Purchased Stock; Options

(a) Subject to the terms and conditions hereinafter set forth, the Director Stockholder hereby subscribes for and shall purchase, as of the Effective Date, and the Company shall issue and deliver to the Director Stockholder as of the Effective Date, 250 shares of Common Stock, at a per share purchase price of $100.00 (the “Base Price”), which price is equivalent to the effective per share purchase price paid by Cypress for the shares of the Company (all such shares acquired by the Director Stockholder, the “Purchased Stock”). The aggregate purchase price for all shares of the Purchased Stock is $25,000.

(b) Subject to the terms and conditions hereinafter set forth and as set forth in the Option Plan, as of the Effective Date the Company is issuing to the Director Stockholder Options to acquire shares of Common Stock, at an initial exercise price per share equal to the Base Price, and the Parties shall execute and deliver to each other copies of the Stock Option Agreement concurrently with the issuance of the Options.

(c) The Company shall have no obligation to issue or sell any Purchased Stock or issue any Options to any person who (i) is a resident or citizen of a state or other jurisdiction in which the sale of the Common Stock to him would constitute a violation of the securities or “blue sky” laws of such jurisdiction or (ii) is not an employee or director of the Company or any of its subsidiaries on the date hereof.

2. Director Stockholder’s Representations, Warranties and Agreements.

(a) The Director Stockholder agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any of the foregoing acts being referred to herein as a “transfer”) any shares of Purchased Stock or Common Stock issuable upon exercise of the Options (“Option Stock”; together with all Purchased Stock, Net Settled Stock and any other Common Stock otherwise acquired and/or held by the Director Stockholder Entities, “Stock”), except as otherwise provided for herein. The Director Stockholder also agrees and acknowledges that he will not transfer any shares of the Stock unless:

(i) the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”), and in compliance with applicable provisions of state securities laws; or

(ii) (A) counsel for the Director Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Director Stockholder is a citizen or resident of any country other than the United States, or the Director Stockholder desires to effect any transfer in any such country, counsel for the Director Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction.

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers are deemed to be in compliance with the Act and this Agreement (including without limitation any restrictions or prohibitions herein) and no opinion of counsel is required in connection therewith: (x) a transfer made pursuant to Section 3, 4 or 9 hereof, (y) a transfer upon the death or permanent disability of the Director Stockholder to the Director Stockholder’s Estate or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement; provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement, and (z) a transfer made after the Effective Date in compliance with the federal securities laws to a Director Stockholder’s Trust, provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof.

(b) From and after the Effective Date until such time as the applicable transfer restrictions no longer apply to such Stock and the Company has reissued a certificate representing such Stock, the certificate (or certificates) representing the Stock shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE DIRECTOR STOCKHOLDER’S AGREEMENT DATED AS OF DECEMBER 15, 2005 BETWEEN AFFINIA GROUP HOLDINGS INC. (THE “COMPANY”) AND THE DIRECTOR STOCKHOLDER NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) , OR THE SECURITIES LAWS OF ANY STATE, AND NO SALE, ASSIGNMENT, TRANSFER , PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL WHICH SHALL BE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS NOT IN VIOLATION OF THE ACT OR APPLICABLE STATE SECURITIES LAWS.”

(c) The Director Stockholder acknowledges that he has been advised that (i) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Stock and (ii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Stock. The Director Stockholder also acknowledges that (1) the Stock must be held indefinitely and the Director Stockholder must continue to bear the economic risk of the investment in the Stock unless it is subsequently registered under the Act or an exemption from such registration is available, (2) when and if shares of the Stock may be disposed of without registration in reliance on Rule 144 of the rules and regulations promulgated under the Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule and (3) if the Rule 144 exemption is not available, public sale without registration will require compliance with some other exemption under the Act.

(d) If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Director Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

(e) The Director Stockholder agrees that, if any shares of the Stock are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued on Form S-8, S-4 or any successor or similar form), the Director Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement to, or within 180 days (or such shorter period as may be consented to by the managing underwriter or underwriters) in the case of the initial Public Offering and ninety (90) days (or in an underwritten offering such shorter period as may be consented to by the managing underwriter or underwriters, if any) in the case of any other Public Offering after, the effective date of such registration statement, unless otherwise agreed to in writing by the Company.

(f) The Director Stockholder represents and warrants that (i) with respect to the Stock, he has received and reviewed the available information relating to the Stock, including having received and reviewed the documents related thereto, certain of which documents set forth the rights, preferences and restrictions relating to the Options and the Stock underlying the Options and (ii) he has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which he deems necessary to evaluate the merits and risks related to his investment in the Stock and to verify the information contained in the information received as indicated in this Section 2(f), and he has relied solely on such information.

(g) The Director Stockholder further represents and warrants that (i) his financial condition is such that he can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for his current needs and personal contingencies, (ii) he can afford to suffer a complete loss of his investment in the Stock, (iii) he understands and has taken cognizance of all risk factors related to the purchase of the Stock, (iv) his knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of his purchase of the Stock as contemplated by this Agreement, (v) his participation in the purchase of the Purchased Stock is voluntary and (vi) he is a resident of the State of Florida.

3. Transferability of Stock. The Director Stockholder agrees that he will not transfer any shares of the Stock at any time during the period commencing on the Effective Date and ending on the earliest to occur (the date of such event, the “Lapse Date”) of (i) the seventh anniversary of the Closing Date, (ii) the date of consummation of a Qualified Public Offering and (iii) a Change in Control; provided, however, that the Director Stockholder may transfer shares of Stock during such time pursuant to one of the following exceptions: (a) transfers permitted by clauses (y) and (z) of Section 2(a); (b) a sale of shares of Common Stock pursuant to an effective registration statement under the Act filed by the Company, including without limitation a sale pursuant to Section 9 (excluding any registration on Form S-8, S-4 or any successor or similar form); (c) transfers permitted pursuant to the Sale Participation Agreement (as defined in Section 7); (d) transfers to Cypress and its Affiliates or (e) other transfers permitted by the Board in its sole discretion. No transfer of any such shares in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void ab initio and of no effect.

4. Right of First Refusal. (a) If, at any time after the Lapse Date and prior to the date of consummation of a Qualified Public Offering, the Director Stockholder receives a bona fide offer to purchase any or all of his Stock (the “Third Party Offer”) from a third party (which, for the avoidance of doubt, shall not include any transfers pursuant to clauses (y) and (z) of Section 2(a) or pursuant to the Sale Participation Agreement) (the “Offeror”), which the Director Stockholder wishes to accept, the Director Stockholder shall cause the Third Party Offer to be reduced to writing and shall notify the Company in writing of his wish to accept the Third Party Offer. The Director Stockholder’s notice to the Company shall contain an irrevocable offer to sell such Stock to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Third Party Offer, and shall be accompanied by a copy of the Third Party Offer (which shall identify the Offeror). At any time within fifteen (15) days after the date of the receipt by the Company of the Director Stockholder’s notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all (but not less than all) of the shares of Stock covered by the Third Party Offer, pursuant to Section 4(b).

(b) The Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the shares of Stock covered by the Third Party Offer at the same price and on substantially the same terms and conditions as the Third Party Offer (or, if the Third Party Offer includes any consideration other than cash, then at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Company’s Board), by delivering a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Director Stockholder Entities provide to the Company wire transfer instructions) (and any such non-cash consideration to be paid) to the Director Stockholder at the principal office of the Company against delivery of certificates or other instruments representing the shares of Stock so purchased, appropriately endorsed by the Director Stockholder. If at the end of the 15-day period, the Company has not tendered the purchase price for such shares in the manner set forth above, the Director Stockholder may, during the succeeding 60-day period, sell not less than all of the shares of Stock covered by the Third Party Offer, to the Offeror on terms no less favorable to the Director Stockholder than those contained in the Third Party Offer. Promptly after such sale, the Director Stockholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of sixty (60) days following the expiration of the 15-day period during which the Company is entitled hereunder to purchase the Stock, the Director Stockholder has not completed the sale of such shares of the Stock as aforesaid, all of the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such shares of the Stock.

5. [RESERVED].

6. Effect of Termination of Service of a Director Stockholder. If the Director ceases to be a member of the Board, the Director shall be entitled to retain all shares of Stock and all Exercisable Option Shares then held by the applicable Director Stockholders Entities. Subject to the Stock Option Agreement, the unexercisable portions of the Options held by the applicable Director Stockholder Entities shall terminate without payment immediately upon the Director ceasing to be a member of the Board in accordance with Section 3(c) of the Stock Option Agreement.

7. Definitions.

(a) Definitions. Terms used herein and as listed below shall be defined as follows:

“Act” shall have the meaning set forth in Section 2(a)(i) hereof.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Base Price” shall have the meaning set forth in Section l(a) hereof.

“Board” shall mean the board of directors of the Company.

“Closing Date” shall have the meaning set forth in the first “whereas” paragraph.

“Common Stock” shall mean the Company’s common stock, par value $0.01 per share.

“Company” shall have the meaning set forth in the introductory paragraph.

“Custody Agreement and Power of Attorney” shall have the meaning set forth in Section 9(e) hereof.

“Director Stockholder” shall have the meaning set forth in the introductory paragraph.

“Director Stockholder Entities” shall mean the Director Stockholder’s Trust, the Director Stockholder and the Director Stockholder’s Estate, collectively.

“Director Stockholder’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Director Stockholder.

“Director Stockholder’s Trust” shall mean a partnership, limited liability company, corporation, trust or custodianship, the beneficiaries of which may include only the Director Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any successor section thereto).

“Exercisable Option Shares” shall mean, from time to time, the shares of Common Stock that could be purchased by the Director Stockholder upon exercise of the outstanding and then-vested and exercisable portion of such Options.

“Group” shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Investors” shall have the meaning set forth in the second “whereas” paragraph.

“Maximum Repurchase Amount” shall have the meaning set forth in Section 10(a) hereof.

“Notice” shall have the meaning set forth in Section 9(b) hereof.

“Offeror” shall have the meaning set forth in Section 4(a) hereof.

“Option” shall have the meaning set forth in the fourth “whereas” paragraph.

“Option Plan” shall have the meaning set forth in the fourth “whereas” paragraph.

“Option Stock” shall have the meaning set forth in Section 3(a) hereof.

“Other Director Stockholders” shall have the meaning set forth in the sixth “whereas” paragraph.

“Other Director Stockholders’ Agreements” shall have the meaning set forth in the seventh “whereas” paragraph.

“Parties” shall have the meaning set forth in the introductory paragraph.

“Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Piggyback Registration Rights” shall have the meaning set forth in Section 9(a).

“Proposed Registration” shall have the meaning set forth in Section 9(b) hereof.

“Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any other similar form).

“Purchased Stock” shall have the meaning set forth in the fifth “whereas” paragraph.

“Qualified Public Offering” shall mean a Public Offering, which results in an active trading market of 20% or more of the Common Stock.

“Request” shall have the meaning set forth in Section 9(b) hereof.

“Restricted Group” shall mean, collectively, the Company, its subsidiaries, the Investors and their respective Rule 405 Affiliates.

“Restricted Stock” shall have the meaning set forth in the fifth “whereas” paragraph.

“Restricted Stock Agreement” shall have the meaning set forth in the fifth “whereas” paragraph.

“Rule 405 Affiliate” shall mean an Affiliate of the Company as defined under Rule 405 of the rules and regulations promulgated under the Act and as interpreted in good faith by the Board.

“Sale Participation Agreement” shall mean that certain sale participation agreement entered into by and between the Director Stockholder and the Investors dated as of the date hereof.

“SEC” shall mean the Securities and Exchange Commission.

“Stock” shall have the meaning set forth in Section 3(a) hereof.

“Stock Option Agreement” shall have the meaning set forth in the fourth “whereas” paragraph.

“Third Party Offer” shall have the meaning set forth in Section 4(a) hereof.

“Transaction Agreement” shall have the meaning set forth in the first “whereas” paragraph.

“Transfer” shall have the meaning set forth in Section 2(a) hereof.

8. The Company’s Representations and Warranties.

(a) The Company represents and warrants to the Director Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, (ii) the Stock, when issued and delivered in accordance with the terms hereof and the other agreements contemplated hereby, will be duly and validly issued, fully paid and nonassessable and (iii) assuming the Director Stockholder’s representations in Section 2 are true and correct, the issuance of the Purchased Stock and Options does not violate any “blue sky” or other securities law of any jurisdiction or require the Company to file a registration statement with the SEC or apply to qualify any securities under the “blue sky” or other securities law of any jurisdiction.

(b) If the Company becomes subject to the reporting requirements of Section 12 of the Exchange Act, the Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Director Stockholder to sell shares of Stock without registration under the Exchange Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 8(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available. Nothing in this Section 8(b) shall be deemed to limit in any manner the restrictions on sales of Stock contained in this Agreement.

9. “Piggyback” Registration Rights. Effective upon the date of this Agreement and until the later of (i) the first occurrence of a Qualified Public Offering and (i) the seventh anniversary of the Effective Date:

(a) The Director Stockholder hereby agrees to be bound by all of the terms, conditions and obligations of the piggyback registration rights contained in Section 5.4 of the Investor Stockholder Agreement entered into by and among the Company and investors party thereto (the “Piggyback Registration Rights”), as in effect on the date hereof (subject to any amendments thereto to which the Director Stockholder has agreed in writing to be bound), and, if the Company is selling stock, shall have all of the rights and privileges of a “Holder” (as defined in the Investor Stockholders Agreement) with respect to Piggyback Registration Rights (including, without limitation, the right to participate in the Qualified Public Offering and any rights to indemnification and/or contribution from the Company and/or the Investors), in each case as if the Director Stockholder were an original party (other than the

Company) to the Investor Stockholder Agreement, subject to applicable and customary underwriter restrictions; provided, however, that at no time shall the Director Stockholder have any rights to request registration under Section 5.3 of the Investor Stockholders Agreement; and provided further, that the Director Stockholder shall not be bound by any amendments to the Investor Stockholder Agreement unless the Director Stockholder consents in writing thereto provided that such consent will not be unreasonably withheld. All Stock purchased or held by the applicable Director Stockholder Entities pursuant to this Agreement shall be deemed to be “Registrable Securities” as defined in the Investor Stockholder Agreement.

(b) In the event of a sale of Common Stock by the Company in accordance with the terms of the Investor Stockholder Agreement, the Company will promptly notify the Director Stockholder in writing (a “Notice”) of any proposed registration (a “Proposed Registration”). If within fifteen (15) days of the receipt by the Director Stockholder of such Notice, the Company receives from the applicable Director Stockholder Entities a written request (a “Request”) to register shares of Stock held by the applicable Director Stockholder Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Director Stockholder and the Company), shares of Stock will be so registered as provided in this Section 9; provided, however, that for each such registration statement only on Request, which shall be executed by the applicable Director Stockholder Entities, may be submitted for all Registrable Securities held by the applicable Director Stockholder Entities.

(c) The maximum number of shares of Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Stock then held by the Director Stockholder Entities, including all shares of Stock which the Director Stockholder Entities are then entitled to acquire under an unexercised portion of the Options to the extent then exercisable, multiplied by a fraction, the numerator of which is the number of shares of Stock being sold by the Company and any affiliated or unaffiliated investment partnerships and investment limited liability companies investing with the Company and the denominator of which is the aggregate number of shares of Stock owned by the Company and any investment partnerships and investment limited liability companies investing with the Company or (ii) the maximum number of shares of Stock which the Company can register in connection with such Request in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata as more fully described in subsection (d) of this Section 9 or (iii) the maximum number of shares which the Director Stockholder (pro rata based upon the aggregate number of shares of Stock the Director Stockholder and all Other Director Stockholders have requested to be registered) is permitted to register under the Piggyback Registration Rights.

(d) If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Stock offered in such Public Offering as contemplated by the Company, then the Company will include in the Proposed Registration (i) first, 100% of the shares of Stock the Company proposes to sell and (ii) second, to the extent of the number of shares of Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Stock which the selling Investors and any affiliated or unaffiliated investment partnerships and investment limited liability companies investing with the selling Investors, the Director Stockholder and all Other Director Stockholders (together, the “Holders”) have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Stock then held by each such Holder (including upon exercise of any exercisable portion of the Options) (provided that any shares thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner).

(e) Upon delivering a Request the Director Stockholder will, if requested by the Company, execute and deliver a custody agreement and power of attorney having customary terms and in form and substance reasonably satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section 9 (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will provide, among other things, that the Director Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (to the extent applicable) representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Director Stockholder’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Director Stockholder’s behalf with respect to the matters specified therein.

(f) The Director Stockholder agrees that he will execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 9.

10. Pro Rata Repurchases; Dividends. (a) Notwithstanding anything to the contrary contained in Section 4, if at any time consummation of any purchase or payment to be made by the Company pursuant to this Agreement and the Other Director Stockholders Agreements would result in an Event, then the Company shall make purchases from, and payments to, the Director Stockholder and Other Director Stockholders pro rata (on the basis of the proportion of the number of shares of Stock each such Director Stockholder and all Other Director Stockholders have elected or are required to sell to the Company) for the maximum number of shares of Stock permitted without resulting in an Event (the “Maximum Repurchase Amount”). Until all of such Stock is purchased and paid for by the Company, the Director Stockholder and the Other Director Stockholders whose Stock is not purchased in accordance with this Section 10(a) shall have priority, on a pro rata basis, over other purchases of Stock by the Company pursuant to this Agreement and Other Director Stockholders’ Agreements.

(b) In the event any dividends are paid with respect to the Stock, the Director Stockholder will be treated in the same manner as all other holders of Common Stock with respect to shares of Stock then owned by the Director Stockholder, and, with respect to any Options held by the Director Stockholder, in accordance, as applicable, with Section 4(b) of the Stock Option Agreement.

11. Rights to Negotiate Repurchase Price. Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming or otherwise acquiring for value shares of Stock or Options from the Director Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase, or the Director Stockholder the right to sell, shares of Stock or any Options under the terms of this Agreement; provided that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior approval of the Board.

12. Covenant Regarding 83(b) Election. Except as the Company may otherwise agree in writing, the Director Stockholder hereby covenants and agrees that he will make an election provided pursuant to Treasury Regulation 1.83-2 with respect to the Stock, including without limitation, the Stock to be acquired upon each exercise of the Director Stockholder’s Options and any grant of Restricted Stock; and Director Stockholder further covenants and agrees that he will furnish the Company with copies of the forms of election the Director Stockholder files within thirty (30) days after the date hereof, and within thirty (30) days after each exercise of Director Stockholder’s Options and with evidence that each such election has been filed in a timely manner.

13. Notice of Change of Beneficiary. Immediately prior to any transfer of Stock to a Director Stockholder’s Trust, the Director Stockholder shall provide the Company with a copy of the instruments creating the Director Stockholder’s Trust and with the identity of the beneficiaries of the Director Stockholder’s Trust. The Director Stockholder shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Director Stockholder’s Trust.

14. Recapitalizations, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or the Options by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

15. [RESERVED].

16. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 2(a) or Section 3 (other than clauses (c) or (d) thereof) hereof, such transferee shall be deemed the Director Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) or Section 3 hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

17. Amendment. This Agreement may be amended only by a written instrument signed by the Parties hereto.

18. Closing. Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock pursuant to this Agreement shall take place at the principal office of the Company on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder.

19. Applicable Law; Jurisdiction; Arbitration; Legal Fees.

(a) The laws of the State of Delaware applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity and performance of the terms of this Agreement.

(b) In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator. Such arbitration process shall take place within 100 miles of the New York City metropolitan area. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(c) Notwithstanding the foregoing, the Director Stockholder acknowledges and agrees that the Company, its subsidiaries, the Investors and any of their respective Rule 405 Affiliates shall be entitled to injunctive or other relief in order to enforce the covenant not to compete, covenant not to solicit and/or confidentiality covenants as set forth in Section 24(a) of this Agreement.

(d) In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

20. Assignability of Certain Rights by the Company. The Company shall have the right to assign any or all of its rights or obligations to purchase shares of Stock pursuant to Section 4 hereof.

21. Miscellaneous.

(a) In this Agreement all references to “dollars” or “$” are to United States dollars and the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates

(b) If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

(c) If any payments of money, delivery of shares of Stock or other benefits due to the Director Stockholder hereunder could cause the application of an accelerated or additional tax under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), such payments, delivery of shares or other benefits shall be deferred if deferral will make such payment, delivery of shares or other benefits compliant under Section 409A of the Code, otherwise such payment, delivery of shares or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company and reasonably acceptable to the Director Stockholder, that does not cause such an accelerated or additional tax.

22. Withholding. The Company or its subsidiaries shall have the right to deduct from any cash payment made under this Agreement to the applicable Director Stockholder Entities any minimum federal, state or local income or other taxes required by law to be withheld with respect to such payment.

23. Notices. All notices and other communications provided for herein shall be in writing. Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

(a) If to the Company, to it at the following address:

Affinia Group Holdings Inc.

Suite 100

1101 Technology Drive

Ann Arbor, MI 48108

Attention: Steve Keller, General Counsel

with copies to:

The Cypress Group L.L.C.

65 East 55th Street

New York, New York 10022

Attn:	Michael F. Finley
Tel:	(212) 705-0150
Fax:	(212) 705-0199

(b) If to the Director Stockholder, to him at the address set forth below under his signature; or at such other address as either party shall have specified by notice in writing to the other.

[Signatures on next page.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

AFFINIA GROUP HOLDINGS INC.

By:

Name:

Title:

DIRECTOR SIGNATURE

Signature:
Printed Name:

ADDRESS:

Director Stockholder’s Agreement Signature Page